As filed with the Securities and Exchange Commission on August 24, 2021

Registration No. 333-258781

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PAYA HOLDINGS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	7389	85-2199433
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

303 Perimeter Center North, Suite 600
Atlanta, Georgia 30346
Telephone: (800) 261-0240

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Copies to:

Sophia Hudson, P.C., Esq. Ana Sempertegui, Esq. Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022 Tel: (212) 446-4800	Derek Dostal, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 Tel: (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(4)
Common stock, par value $0.001 per share	4,605,885	(1)(2)	$10.36	(3)	$47,716,968.60	$5,205.92	(7)
Warrants to purchase Common Stock	17,714,945	(5)	N/A		N/A	N/A	(6)

(1)	Represents the maximum number of shares of Common Stock of the registrant that may be issued directly to (i) holders of warrants who tender their warrants pursuant to the Offer (as defined below) and (ii) holders of warrants who do not tender their warrants pursuant to the Offer and, pursuant to the Warrant Amendment (as defined below), if approved, may receive shares of Common Stock of the registrant in the event the registrant exercises its right to convert the warrants into shares of Common Stock.

(2)	Pursuant to Rule 416 under the Securities Act (the “Securities Act”), the registrant is also registering an indeterminate number of additional shares of Common Stock issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(3)	Estimated pursuant to Rule 457(f)(1) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price is $10.36 per share, which is the average of the high and low prices of the Common Stock on August 10, 2021, on the The Nasdaq Capital Market.

(4)	Calculated by multiplying the estimated aggregate offering price of the securities being registered by 0.0001091.

(5)	Represents the maximum number of warrants that may be amended pursuant to the Warrant Amendment.

(6)	No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.

(7)	Previously paid.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Paya Holdings Inc. is filing this Amendment No. 1 to its Registration Statement on Form S-4 (File No. 333-258781) solely for the purpose of filing Exhibit 10.12. Accordingly, this amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. There are no changes or additions being made to the Prospectus/Offer to Exchange that forms a part of the Registration Statement, and the Prospectus/Offer to Exchange has therefore been omitted.

PART II

Information not required in prospectus

Item 20.    Indemnification of Directors and Officers.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s certificate of incorporation provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the DGCL. The Registrant has entered into indemnification agreements with each of its current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s certificate of incorporation and to provide additional procedural protections. There is no pending litigation or proceeding involving a director or executive officer of the Registrant for which indemnification is sought.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock purchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s certificate of incorporation provides for such limitation of liability.

Item 21.    Exhibits and Financial Statement Schedules.

(a) Exhibits

The following exhibits are included in this registration statement on Form S-4:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of August 3, 2020, by and among GTCR-Ultra Holdings, LLC, GTCR-Ultra Holdings II, LLC, FinTech III Merger Sub Corp., FinTech Acquisition Corp. III, FinTech Acquisition Corp. III Parent Corp., GTCR/Ultra Blocker, Inc., and GTCR Fund XI/C LP (incorporated by reference to Annex A of the definitive Proxy Statement/Prospectus (File No. 001-38744) filed with the SEC on September 23, 2020).
3.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Form 8-K (File No. 001-39627) filed with the SEC on October 22, 2020).
3.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 of the Form 8- K (File No. 001-39627) filed with the SEC on October 22, 2020).
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-4 (File No. 333-240410) filed by FinTech Acquisition Corp. III Parent Corp. on September 21, 2020).
4.2	Form of Specimen Warrant Certificate (incorporated by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-1 (File No. 333-254286) filed by the Company on March 15, 2021).
4.3	Warrant Agreement, dated November 15, 2018, among Continental Stock Transfer & Trust Company and FinTech Acquisition Corp. III (incorporated by reference to Exhibit 4.1 of FinTech Acquisition Corp. III’s Current Report on Form 8-K (File No. 001-38744) filed by FinTech Acquisition Corp. III on November 21, 2018).
5.1**	Opinion of Kirkland & Ellis LLP
8.1**	Tax Opinion of Kirkland & Ellis LLP
10.1	Employment Agreement, dated October 16, 2020, among the Company, Paya, Inc. and Jeffrey Hack (incorporated by reference to Exhibit 10.8 to the Company’s Form 8-K (File No. 001-39627) filed with the SEC on October 22, 2020).
10.2	Employment Agreement, dated October 16, 2020, among the Company, Paya, Inc. and Glenn Renzulli (incorporated by reference to Exhibit 10.9 to the Company’s Form 8-K (File No. 001-39627) filed with the SEC on October 22, 2020).
10.3	Form of the Company’s Omnibus Incentive Plan (incorporated by reference to Annex B to the definitive Proxy Statement/Prospectus (File No. 333-240410) filed with the SEC on September 23, 2020).
10.4	Credit Agreement, dated June 25, 2021, among Paya Holdings III, LLC, as parent borrower, Paya, Inc., as borrower, Paya Holdings II, LLC, as holdings, Credit Suisse AG, Cayman Islands Branch, as administrative agent, collateral agent and L/C issuer, and the other lenders and L/C issuers party thereto (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K (File No. 001-39627) filed with the SEC on June 28, 2021).

Exhibit No.	Description
10.5	Director Nomination Agreement, dated as of October 16, 2020, by and among the Company, GTCR-Ultra Holdings, LLC, GTCR Fund XI/B LP and GTCR Fund XI/C LP (incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K (File No. 001-39627) filed with the SEC on May 26, 2021).
10.6	Form of Director/Officer Indemnification Agreement (incorporated by reference to Exhibit 10.7 to the Company’s Form 8-K (File No. 001-39627) filed with the SEC on October 22, 2020).
10.7	Registration Rights Agreement, dated October 16, 2020, by and among FinTech Acquisition Corp. III Parent Corp. and certain stockholders of Parent (incorporated by reference to Exhibit 10.1 to Paya Holdings Inc.’s Form 8-K (File No. 001-39627) filed with the SEC on October 22, 2020).
10.8	Sponsor Support Agreement dated August 3, 2020, by and among FinTech Acquisition Corp. III, GTCR-Ultra Holdings II, LLC, FinTech Acquisition Corp. III Parent Corp., GTCR-Ultra Holdings, LLC and certain stockholders of FinTech Acquisition Corp. III (incorporated by reference to Exhibit 10.1 of FinTech Acquisition Corp. III’s Current Report on Form 8-K (File No. 001-38744) filed with the SEC on August 3, 2020).
10.9	Tax Receivable Agreement, dated as of October 16, 2020, by and among FinTech Acquisition Corp. III Parent Corp., GTCR-Ultra Holdings, LLC, GTCR Ultra-Holdings II, LLC, GTCR/Ultra Blocker, Inc., a Delaware corporation and GTCR Fund XI/C LP (incorporated by reference to Exhibit 10.4 to Paya Holdings Inc.’s Form 8-K (File No. 001-39627) filed with the SEC on October 22, 2020).
10.10	Form of PIPE Subscription Agreement (incorporated by reference to Exhibit 10.2 of FinTech Acquisition Corp. III’s Current Report on Form 8-K (File No. 001-38744) filed with the SEC on August 3, 2020).
10.11**	Form of Dealer Manager Agreement
10.12*	Amended and Restated Tender and Support Agreement, dated as of August 24, 2021, by and between the Company and Riverview Group LLC
21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to Paya Holding Inc.’s Form 10-K (File No. 001-39627) filed with the SEC on March 8, 2021).
23.1*	Consent of Independent Registered Public Accounting Firm – Ernst & Young LLP
23.2**	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)
23.3**	Consent of Kirkland & Ellis LLP (included in Exhibit 8.1)
24.1**	Power of Attorney
99.1**	Form of Letter of Transmittal and Consent
99.2**	Form of Notice of Guaranteed Delivery
99.3**	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees
99.4**	Form of Letter to Clients of Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

*	Filed herewith.
**	Previously filed.

Item 22.    Undertakings.

(a)     The undersigned Registrant hereby undertakes:

(1)     To file, during any period during which offers or sales are being made, a post-effective amendment to this registration statement:

(i)      to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)     to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 24, 2021.

PAYA HOLDINGS INC.

By:	/s/ Glenn Renzulli
Name:	Glenn Renzulli
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

*	Chief Executive Officer and Director	August 24, 2021
Jeffrey Hack	(principal executive officer)

/s/ Glenn Renzulli	Chief Financial Officer	August 24, 2021
Glenn Renzulli	(principal financial and accounting officer)

*	Chief Accounting Officer	August 24, 2021
Eric Bell	(principal accounting officer)

*	Chair of the Board	August 24, 2021
Aaron D. Cohen

*	Director	August 24, 2021
Oni Chukwu

*	Director	August 24, 2021
Michael J. Gordon

*	Director	August 24, 2021
Christine Larsen

*	Director	August 24, 2021
Kalen James (KJ) McConnell

*	Director	August 24, 2021
Collin E. Roche

*	Director	August 24, 2021
Anna May Trala

*	Director	August 24, 2021
Stuart Yarbrough

*        The undersigned, by signing his name hereto, does execute this Amendment No. 1 to the Registration Statement on Form S-4 on behalf of the above-named officers and directors of the Registrant pursuant to the Power of Attorney executed by such officers and/or directors on the signature page to the Registration Statement previously filed on August 13, 2021.

By:	/s/ Glenn Renzulli
Name: Glenn Renzulli
Title: Attorney-In-Fact

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